UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2014

SOTHERLY HOTELS INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32379	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Sotherly Hotels Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on April 22, 2014 (the “Annual Meeting”). The Company is providing the following information regarding the final results of the matters voted on by stockholders at the Annual Meeting:

a)	Election of seven (7) Directors to serve for the ensuing year and until their respective successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
David J. Beatty	3,422,388	818,309	5,176,062
David R. Folsom	4,125,581	115,116	5,176,062
James P. O’Hanlon	3,361,864	878,833	5,176,062
Andrew M. Sims	4,127,401	113,296	5,176,062
Kim E. Sims	3,310,393	930,304	5,176,062
Edward S. Stein	4,194,467	46,230	5,176,062
Anthony C. Zinni	3,383,338	857,359	5,176,062

b)	Ratification of the appointment of Grant Thornton LLP, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014: 9,288,751 shares in favor, 98,709 shares against and 29,299 shares abstaining. There were no broker non-votes for this proposal.

c)	An advisory vote on executive compensation: 3,804,078 shares in favor, 144,498 shares against and 292,121 shares abstaining. There were 5,176,062 broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2014

SOTHERLY HOTELS INC.

By:	/s/ Andrew M. Sims
Andrew M. Sims
Chief Executive Officer

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